UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 10, 2007
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
On September 10, 2007, MGM MIRAGE (the “Company”), a Delaware corporation, through IKM MGM, LLC (“MGM JV”), a Nevada limited liability company and a wholly-owned subsidiary of the Company, entered into a limited liability company operating agreement (the “Operating Agreement”) with Kerzner Istithmar Las Vegas LLC (“Kerzner JV”), a Delaware limited liability company and a joint venture of Kerzner International Holdings Limited and Istithmar PJSC, as members and IKM MGM Management, LLC (“IKM MGM Management”), a Nevada limited liability company and a wholly-owned subsidiary of the Company, and Kerzner Concepts Limited (“Kerzner Concepts Limited”), a Bahamian company and a wholly owned subsidiary of Kerzner International Holdings Limited, as managers in connection with the formation of IKM JV, LLC, a limited liability company that the parties have formed in the State of Nevada (the “Joint Venture”).
MGM JV and Kerzner JV will each own a fifty percent (50%) interest in, and will serve as the sole members of, the Joint Venture. MGM JV and Kerzner JV will each be entitled to appoint a manager of the Joint Venture, with IKM MGM Management and Kerzner Concepts Limited serving as the initial managers.
Pursuant to the Operating Agreement, upon satisfaction of certain conditions to closing, which satisfaction must occur no later than 18 months from the date of the Operating Agreement (or, under certain circumstances, May 8, 2009), MGM JV will contribute to the Joint Venture approximately 40 acres of land currently owned by affiliates of the Company on the Las Vegas Strip and valued, for purposes of the Operating Agreement, at $800 million. Kerzner JV will contribute $600 million in cash to the Joint Venture, of which $200 million will be distributed by the Joint Venture to MGM JV.
The purpose of the Joint Venture will be to plan, develop, own and operate, in each case subject to regulatory and gaming approvals and licenses, an integrated casino resort property. The parties contemplate that the Joint Venture will obtain project-specific financing from third parties to fund the remaining development and construction costs of the integrated resort. There is currently no estimate of the ultimate cost of such a resort, as the parties are in the early design and planning stages of such development.
Certain actions will require the approval of the majority of the Management Committee of the Joint Venture, which Management Committee will be comprised of six members, with three members initially appointed by MGM JV and three members initially appointed by Kerzner JV.
The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by the terms of the Operating Agreement, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

10	Limited Liability Company Operating Agreement of IKM JV, LLC, dated September 10, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: September 13, 2007	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10	Limited Liability Company Operating Agreement of IKM JV, LLC, dated September 10, 2007.